SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 30, 2004

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


                                             Page 1 of 7 pages

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On December 30, 2004, Transtech Industries, Inc. ("Transtech") together with its two wholly-owned subsidiaries Kin-Buc, Inc. ("Kin-Buc") and Filcrest Realty, Inc. ("Filcrest") (Transtech, Kin-Buc and Filcrest collectively referred herein as the "Company") executed consent decrees which, when entered by the U.S. District Court for the District of New Jersey (the "Court"), will resolve the claims brought against the Company and others by the U.S. Environmental Protection Agency ("EPA"), the New Jersey Department of Environmental Protection and New Jersey Spill Compensation Fund regarding the Kin-Buc Landfill.

      The Kin-Buc Landfill is located on parcels of land owned by Kin-Buc and leased to Kin-Buc by Inmar Associates, Inc. ("Inmar") near the Raritan River in Edison Township, New Jersey, on the fringe of a large area (300+ acres) of wetlands lying adjacent to the river. Operations at the Kin-Buc Landfill ceased during 1977. The Kin-Buc Landfill and certain neighboring property, including parcels owned by Filcrest and other third parties, are undergoing remediation pursuant to Administrative Orders issued by EPA in September 1990 and November 1992 (the "Orders") to the Company, Inmar and other responsible parties, including affiliates of Waste Management, Inc. ("WMI").

      During May, 2002 the U. S. Department of Justice, on behalf of EPA filed a suit entitled United States of America vs. Chemical Waste Management, Inc, et al, in the US District Court for the District of New Jersey (Case No. 02-2077
(DMC)). The named defendants were Transtech, Kin-Buc and Filcrest, Inmar WMI and affiliates of WMI specifically Chemical Waste Management, Inc., Earthline Company, Anthony Gaess, SCA Services, Inc., SCA Services of Passaic, Inc., Waste Management Holdings, Inc. and Wastequid, Inc. (WMI and its affiliates collectively referred herein as the "WMI Group"). EPA sought payment of past response costs, $3 million as of July 1999, allegedly incurred with respect to the Kin-Buc Landfill. In addition, EPA sought penalties for delays allegedly experienced in completing the remediation pursuant to the Orders. The amount EPA sought for penalties was not specified in the complaint, however subsequent correspondence with EPA provided revised claim amounts. The claim for unreimbursed past response costs increased to approximately $4.2 million, and the claim for penalties totaled $18.1 million. Both amounts were also subject to interest. The suit was stayed pending the outcome of mediation.

       During September 2002, the New Jersey Department of Environmental Protection and New Jersey Spill Compensation Fund (together referred herein as the "NJ Agencies") filed a similar suit against the same respondents, entitled New Jersey Department of Environmental Protection, and Acting Administrator, New Jersey Spill Compensation Fund v. Chemical Waste Management, Inc. et. al. in the United States District Court, District of New Jersey (Case No. 02CV 4610 (DMC)), that sought reimbursement of unspecified past costs allegedly incurred with respect to the Kin-Buc Landfill and for unspecified alleged natural resource damages. The suit was consolidated with the EPA suit discussed above and was stayed pending the outcome of mediation.

      The WMI Group had agreed to indemnify the Company against EPA and New Jersey Agencies claims for past response costs and natural resource damages pursuant to the terms of a 1997 Settlement Agreement. However, the terms of the 1997 Settlement Agreement do not provide the Company with complete indemnification against the penalties sought by EPA in this action.

      The documents executed by the Company on December 30, 2004 were (i) a Consent Decree among the Company, Inmar, the WMI Group, the U.S. Department of Justice and EPA (the "Federal Consent Decree"), (ii) a contract (the "CLF Contract") between the Company and the Clean Land Fund ("CLF"), a third party non-profit organization, (iii) deeds transferring title (the "Deeds") to real property owned by Kin-Buc and certain real property owned by Filcrest (such Kin-Buc and Filcrest property referred herein as the "Subject Property") to CLF,
(iv) conservation easements (the "Conservation Easements") granted by Kin-Buc and Filcrest with respect to the Subject Property to CLF, and (v) a Consent Decree among the Company, Inmar, the WMI Group and the New Jersey Department of Environmental Protection and New Jersey Spill Compensation Fund (the "State Consent Decree").

      The Federal Consent Decree resolved the claims of EPA. EPA agreed to accept a $2,625,000 cash payment upon execution of the Federal Consent Decree, plus interest from November 8, 2004, in satisfaction of EPA's claims for past response costs against all defendants. Such amount was paid by the WMI Group. EPA agreed to resolve its claim for penalties in exchange for a cash payment of $100,000, plus interest from November 8, 2004, of which $35,111.99 was paid by the Company, plus additional consideration consisting of (a) the implementation by the Company of an Open Space Preservation Project through the granting of the Conservation Easements on the Subject Property to CLF, thereby preserving the Subject Property as open space in perpetuity, and through the execution of the Deeds thereby transferring title of the Subject Property to CLF, (b) the commitment by the Company, through CLF as its agent, to develop and implement a Wetlands Restoration and Land Management Project, described below, for parcels of the Subject Property together with, if possible, certain neighboring properties owned or leased by third parties all in accordance with the Federal Consent Decree, and (c) an initial payment of $108,000 to CLF to fund its work related to (a) and (b) above, of which the Company paid $68,000, pursuant to the CLF Contract. An additional $20,000 shall be paid to CLF, $5,000 of which shall be paid by the Company, if certain events transpire.

     The Subject Property consists of one parcel of approximately 25 acres owned by Kin-Buc upon which a portion of the Kin-Buc Landfill is situated and parcels totaling approximately 74 acres of predominately wetlands in the vicinity of the Kin-Buc Landfill owned by Filcrest. The Kin-Buc parcel and certain of the
Filcrest parcels are undergoing remediation pursuant to the Orders. The Company's investment in the Subject Property was written-off for book and tax purposes during the 1980's.

      The Wetlands Restoration and Land Management Project is to be accomplished through the implementation of an Open Space Land Management Plan, Wetlands Restoration Plan, an Initial Financing Plan and Final Financing Plan (collectively referred herein as the "Plans") that are to be developed and implemented by CLF pursuant to the CLF Contract and in accordance with the Federal Consent Decree. The objective of the Plans is to identify, restore, maintain and make self-sustaining all historic and current wetlands on certain parcels of the Subject Property, and to the extent possible, certain neighboring property held or leased by third parties, and ensure that such properties are preserved in perpetuity as open space and managed in accordance with the terms of the Federal Consent Decree.

     The EPA may impose financial penalties on the Company if the Company or CLF should fail to adhere to the terms and conditions of the Federal Consent Decree. A $100,000 penalty may be imposed under certain circumstances if the CLF Contract is abandoned by the Company. If CLF is unwilling or unable to fulfill the CLF Contract, the Company must make its best effort to find a suitable replacement and obtain EPA approval of such replacement. Other violations may each be subject to a penalty of $500 per day. The Company and CLF may be substantially relieved from the development and implementation of the Plans if either (i) EPA determines the Plans cannot be completed in accordance with the terms of the Federal Consent Decree, or (ii) the U.S. Army Corp of Engineers should proceed with the pending wetlands restoration project submitted by CLF for properties in the area including the Subject Property.

      The State Consent Decree addresses the claims of the New Jersey Department of Environmental Protection and New Jersey Spill Compensation Fund (the "NJ
Agencies"). The NJ Agencies agreed to resolve their claims against the defendants in exchange for a cash payment of $110,000 paid by the WMI Group and the commitment of the WMI Group to perform wetlands restoration on certain property in the vicinity of the Kin-Buc Landfill, including certain parcels of the Subject Property.

     The Federal Consent Decree and the State Consent Decree have been submitted for execution by the appropriate officials within those agencies, and will then be lodged with the Court for not less than thirty-days for public notice and comment. EPA or State Agencies may or may not elect to amend or withdraw their respective Consent Decrees at the conclusion of the public review. If not amended or withdrawn, the Federal Consent Decree and the State Consent Decree would be submitted to the Court for approval and entry after the period for public notice expires.

Press Release

The following is the text of the press release dated January 6, 2005 announcing the transaction:

      PISCATAWAY, N.J., January 6, 2005 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced that on December 30, 2004, the Company executed Consent Decrees which, when entered by the U.S. District Court for the District of New Jersey (the "Court"), will resolve the claims brought against the Company and others by the U.S. Environmental Protection Agency ("EPA"), the New Jersey Department of Environmental Protection and New Jersey Spill Compensation Fund regarding the Kin-Buc Landfill.

      The Kin-Buc Landfill ceased operations in 1977, and the landfill and certain neighboring property are undergoing remediation pursuant to Administrative Orders issued by EPA in September 1990 and November 1992 (the "Orders").

      As previously disclosed, during May, 2002 the United States Department of Justice filed Civil Action No.02-2077(D.N.J.), taken on behalf of the U.S. Environmental Protection Agency under the Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. sections 9601-9675(c), in which EPA sought payment of $4.2 million of past response costs allegedly incurred with respect to the Kin-Buc Landfill and $18.1 million of penalties for alleged delays in completing remediation activities at the landfill and neighboring areas. During September 2002, the New Jersey Department of Environmental Protection and New Jersey Spill Compensation filed suit seeking reimbursement of unspecified past costs allegedly incurred with respect to the Kin-Buc Landfill and for unspecified alleged natural resource damages. The suits were consolidated and then stayed pending the outcome of mediation. The defendants included Transtech and two of its wholly owned subsidiaries, and Waste Management, Inc. and certain of its affiliates (WMI and its affiliates collectively referred herein as the "WMI Group"). The WMI Group had agreed to indemnify the Company against the claims for past response costs and natural resource damage pursuant to the terms of a 1997 Settlement Agreement, but not the penalties sought by EPA in this action.

      One of the two Consent Decrees executed on December 30, 2004, resolved the claims of EPA. EPA accepted a $2,625,000 cash payment by the WMI Group, plus interest, in satisfaction of EPA's claim for past response costs. The EPA claim for penalties was settled for a cash payment of $100,000, plus interest, of which $35,111.99 was paid by the Company, plus additional consideration consisting of (a) the granting of a conservation easement on the Kin-Buc Landfill property, and approximately 74 acres of real property in the vicinity of the Kin-Buc Landfill, owned by the Company (the "Subject Property") to a third party non-profit organization, the Clean Land Fund ("CLF") thereby preserving the Subject Property as open space in perpetuity, (b) the transfer of title of the Subject Property to CLF, (c) the commitment by the Company, through CLF as its agent, to develop and implement a Wetlands Restoration and Land Management Project that includes an Open Space Land Management Plan for the Subject Properties and a Wetlands Restoration Plan for certain parcels of the Subject Property together with, if possible, certain neighboring properties owned or leased by third parties, and (d) an initial payment of $108,000 to CLF to fund its work related to (a), (b), and (c) above, of which the Company paid $68,000. An additional $20,000 shall be paid to CLF, $5,000 of which by the Company, if certain events transpire. The Company's investment in the Subject Property was written-off for book and tax purposes during the 1980's.

      The Open Space Land Management Plan and Wetlands Restoration Plan (collectively referred herein as the "Plans") are to be developed and implemented by CLF as agent for the Company. EPA may impose financial penalties on the Company if the Company or CLF should fail to adhere to the terms and conditions of the above Consent Decree. The Company and CLF may be substantially relieved from the development and implementation of the Plans if either (i) EPA determines the Plans cannot be completed in accordance with the terms of the above Consent Decree, or (ii) the U.S. Army Corp of Engineers should proceed with the pending wetlands restoration project submitted by CLF for properties in the area including the Subject Property.

      A second Consent Decree addressed the claims of the New Jersey Department of Environmental Protection and New Jersey Spill Compensation Fund (the "NJ
Agencies"). The NJ Agencies agreed to resolve their claims against the defendants in exchange for a cash payment of $110,000 paid by the WMI Group and the commitment of the WMI Group to perform wetlands restoration on certain property in the vicinity of the Kin-Buc Landfill, including certain parcels of the Subject Property.

      The Consent Decrees have been submitted for execution by the appropriate officials within their agencies, and will then be lodged with the Court for not less than thirty-days for public notice and comment. EPA or State Agencies may or may not elect to amend or withdraw their respective Consent Decrees, at the conclusion of the public review. If not amended or withdrawn, the Consent Decrees will be submitted to the Court for approval and entry.

      This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.



                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRANSTECH INDUSTRIES, INC.
                              (Registrant)


                              By: /s/ Andrew J. Mayer, Jr.
                                 Andrew J. Mayer, Jr., Vice
                                 President-Finance, Chief
                                 Financial Officer and
                                 Secretary

Dated:  January 6, 2005